EXHIBIT A

AUTODESK, INC.

2022 EQUITY INCENTIVE PLAN

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
(Settled in Shares)

1. Grant. The Company hereby grants to the Employee (“Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) under the Autodesk, Inc. 2022 Equity Incentive Plan (the “Plan”) the number of Restricted Stock Units indicated on the Notice of Grant, subject to all of the terms and conditions in this Agreement (as defined in the Notice of Grant and Plan) and the Plan, which is incorporated herein by reference. When shares of the Company’s Common Stock (“Shares”) are issued to Participant in settlement of the Restricted Stock Units, par value shall be deemed paid by Participant for each Restricted Stock Unit by past services rendered by Participant, and shall be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Company’s Obligation to Settle. Unless and until the Restricted Stock Units shall have vested in the manner set forth in Sections 3 or 4 of this Agreement or Section 15 of the Plan, Participant shall have no right to settlement of any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Units shall represent an unsecured obligation of the Company. Settlement of any vested Restricted Stock Units will be made in whole Shares only.

3. Vesting Schedule. Except as provided in Section 4 of this Agreement and Section 15 of the Plan, and subject to Section 5 of this Agreement, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition shall vest in accordance with the provisions of this Agreement only if Participant is an Employee from the Date of Grant until the date such vesting occurs.

4. Administrator Discretion. Except to the extent doing so would result in the imposition of additional taxes under Section 409A of the Code, the Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, the balance, or such lesser portion of the balance as applicable, of the Restricted Stock Units shall be considered as having vested as of the date specified by the Administrator. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of any portion of the balance of the Restricted Stock Units is accelerated in connection with Participant’s “separation from service” within the meaning of Section 409A of the Code (as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of such termination and (y) the settlement of such accelerated Restricted Stock Units shall result in the imposition of additional tax under Section 409A of the Code if issued to Participant on or within the six (6) month period following Participant’s termination as an Employee, then the settlement of such accelerated Restricted Stock Units shall not be made until the earlier of (A) six (6) months and one (1) day following the date of Participant’s termination as an Employee or (B) Participant’s death. It is the intent of this Agreement to comply with or be exempt from the requirements of Section 409A of the Code so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder shall be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein shall be interpreted to so comply.

5. Forfeiture upon Termination of Status as an Employee.

(a) Subject to Section 5(b), Section 5(c) and Section 7, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as an Employee for any or no reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder shall immediately terminate.

(b) Notwithstanding Section 5(a) or anything herein to the contrary, if Participant is eligible to participate in the Company’s Executive Change in Control Program on his or her Termination Date (defined below), then upon a termination by the Company without Cause (defined below) or Participant’s resignation for Good Reason (defined below) within sixty (60) days prior to or twelve (12) months following a Change of Control (defined below), any then-unvested Restricted Stock Units with vesting schedules subject only to Participant’s continuous service as an Employee (“Time-Based RSUs”) shall vest in full, and any then-unvested Restricted Stock Units which are not Time-Based RSUs (“Performance-Based RSUs”) shall vest at the “target” level set forth in the Notice of Grant, subject to all of the terms and conditions of the Company’s Executive Change in Control Program. For purposes of this Section 5(b), “Cause”, “Change of Control”, “Good Reason” and “Termination Date” shall have the meanings set forth in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date.

(c) Notwithstanding Section 5(a) or anything herein to the contrary, if Participant is an Eligible Employee (defined below) who is eligible to participate in the Company’s Amended and Restated Severance Plan on his or her date of Involuntary Termination (defined below) or Qualified Retirement (defined below), then upon such Involuntary Termination or Qualified Retirement, as applicable: (1) Participant’s Time-Based RSUs will accelerate and become vested with respect to that number of shares subject thereto for which such Restricted Stock Units would have become vested had Participant remained continuously employed by the Company for an additional twelve (12) months following his or her Involuntary Termination or Qualified Retirement, as applicable (and shall be deemed to have a monthly vesting schedule from their original date of grant for purposes of determining the number of restricted stock units that accelerate and become vested); and (2) Participant’s Performance-Based RSUs shall become vested as if Participant had remained continuously employed by the Company through the end of the twelve (12) month performance period in which the Involuntary Termination or Qualified Retirement occurs, as applicable, based on the extent, if any, that the underlying performance criteria set forth in the Notice of Grant with respect to such awards are satisfied for such performance period, and in each case of the foregoing clauses (1) and (2), subject to all the terms and conditions of the Company’s Amended and Restated Severance Plan. For purposes of this Section 5(c), “Eligible Employee”, “Involuntary Termination” and “Qualified Retirement” shall have the meanings set forth in the version of the Company’s Amended and Restated Severance Plan, as in effect as of the time of Participant’s termination as an Employee.

6. Distribution after Vesting. Unless otherwise specified in the country-specific provisions in Exhibit B, any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to Section 8 and the other provisions of this Agreement, but, subject to Applicable Law, in no event later than the 15th day of the third month following the end of (i) the Company’s fiscal year in which the Restricted Stock Units vest or (ii) the calendar year in which the Restricted Stock Units vest, whichever is later. Any Restricted Stock Units that vest in accordance with Section 4 will be settled at the time(s) provided in Section 4, subject to Section 8 and the other provisions of this Agreement.

7. Disability or Death of Participant.

(a) Subject to Section 7(c), if Participant ceases to be an Employee by reason of his or her Disability during the term of this Award, all unvested Time-Based RSUs shall vest in full as of the date of such cessation of employment due to such Disability.

(b) Subject to Section 7(c), in the event of the death of Participant during the term of this Award and while an Employee, all unvested Restricted Stock Units that are Time-Based RSUs shall vest in full as of the date of death. Upon such death, any distribution or delivery to be made to Participant under this Agreement shall be made to Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

(c) Notwithstanding anything in Sections 7(a) or 7(b), if Participant ceases to be an Employee by reason of his or her Disability or death during the term of this Award, unvested Performance-Based RSUs, shall vest at the “target” level set forth in the Notice of Grant on the date of cessation as an Employee due to such Disability or death.

8. Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Unit, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any obligations with regard to withholding of Tax-Related Items by one or a combination of the following:

(i)    withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, including withholding from cash from Participant’s brokerage account designated by the Company; or

(ii)    withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)    withholding in Shares to be issued upon settlement of the Restricted Stock Units.

The Company may withhold or account for Tax-Related Items by using rates up to, but not exceeding, the maximum tax rates in Participant’s jurisdiction(s) on the date the amount of Tax-Related Items to be withheld is to be determined. In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Notwithstanding (i) through (iii) above, if Participant is subject to Section 16 of the Exchange Act, any obligation to withhold Tax-Related Items will be satisfied under (iii), unless otherwise determined by the Board or Compensation Committee.

Finally, Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participants participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participants obligations in connection with the Tax-Related Items.

9. Rights as Stockholder; Dividend Equivalents. Subject to Applicable Law, neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law. Notwithstanding the foregoing, the Administrator may grant to the Participant dividend equivalents on the underlying Shares which shall accrue and only be paid to the extent this Award of Restricted Stock Units becomes vested.

10. No Guarantee of Continued Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Address for Notices. Unless otherwise specified in Exhibit B, any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, The Landmark @ One Market, 1 Market Street, Suite 400, San Francisco, CA 94105 U.S.A., or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in Section 7, this Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately shall become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares (in book entry form or otherwise) hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Participant’s sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

15. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to the express exception in Section 4 of this Agreement, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

16. Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of

Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual issuance of Shares pursuant to this Award of Restricted Stock Units.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22. Governing Law. This Award and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

23. Language. By electing to accept this Agreement, Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English so as to allow Participant, to understand the terms and conditions of this Agreement. Further, if Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

24. Nature of Grant. In accepting this Restricted Stock Unit Award, Participant acknowledges that:

(a)    Any notice period mandated under Applicable Laws shall not be treated as continuous service for the purpose of determining the vesting of the Restricted Stock Unit Award; and Participant’s right to receive Shares in settlement of the Restricted Stock Unit Award after termination of service, if any, will be measured by the date of termination of Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)    The grant of this Restricted Stock Unit Award is an exceptional, voluntary and occasional one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units. All decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company.

(d)    Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e)    Participant is voluntarily participating in the Plan.

(f)    The Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of Participant’s employment contract, if any. Additionally, unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as an officer or a director of a subsidiary of the Company.

(g)    The Restricted Stock Unit Award, and any Shares acquired under the Plan, and the income and value of same, is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h)    The Restricted Stock Unit Award will not be interpreted to form or amend an employment contract, or employment or relationship with the Company; and furthermore the Restricted Stock Unit Award will not be interpreted to form or amend an employment contract with any Subsidiary.

(i)    The future value of the underlying Shares is unknown and cannot be predicted with certainty. If Participant obtains Shares upon settlement of the Restricted Stock Unit Award, the value of those Shares may increase or decrease.

(j)    This Restricted Stock Unit Award has been granted to Participant in Participant’s status as an Employee of the Company or its Subsidiaries.

(k)    There shall be no additional obligations for any Subsidiary employing Participant as a result of this Restricted Stock Unit Award.

(l)    All decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company.

(m)    The Restricted Stock Unit and the Shares subject to the Restricted Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation.

(n)    The following provisions apply only if Participant is providing services outside the United States:

(i)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii)    neither the Company, the Employer nor any other Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or labor laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Restricted Stock Units, Participant agrees not to institute any claim against the Company, the Employer or any of the other Subsidiaries or affiliates of the Company.

25. Data Privacy Information and Consent.

The Company is located at The Landmark @ One Market, 1 Market Street, Suite 400, San Francisco, CA 94105 U.S.A. and grants Restricted Stock Units to Employees of the Company and its Subsidiaries and affiliates, at its sole discretion. If Participant would like to participate in the Plan, he or she should review the following information about the Company’s data processing practices and declare his or her consent.

(a)    Data Collection and Usage. The Company collects, processes and uses personal data of Employees, including name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Restricted Stock Units canceled, vested, or outstanding in Participant’s favor, which the Company receives from Participant or the Employer. If the Company offers Participant a grant of Restricted Stock Units under the Plan, then the Company will collect his or her personal data for purposes of allocating shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of Participant’s personal data will be his or her consent.

(b)    Stock Plan Administration Service Providers. The Company transfers Employee data to E*TRADE Financial Corporate Services, Inc. (“E*TRADE”) an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for Participant to receive and trade Shares. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.

(c)    International Data Transfers. The Company and its service providers are based in the United States. If Participant is outside the United States, he or she should note that his or her country has enacted data privacy laws that are different from the United States. The transfer of Participant’s personal data by the Company is not subject to appropriate safeguards and is based solely on Participant’s consent. Participant understands and acknowledges that this might result in certain risks to the protection of his or her personal data due to the lack of legal principles governing the processing of the personal data, oversight by a supervisory authority or enforceable data subject rights in the United States.

(d)    Data Retention. The Company will use Participant’s personal data only as long as is necessary to implement, administer and manage his or her participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. This period may extend beyond the date of Participant’s termination. When the Company no longer needs Participant’s personal data, the Company will remove it from its systems. The Company may keep data longer to satisfy legal or regulatory obligations, and the Company’s legal basis would be compliance with the relevant laws or regulations.

(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participant’s participation in the Plan and his or her grant of consent is purely voluntary. Participant may deny or withdraw his or her consent at any time. If Participant does not consent, or if he or she withdraws his or her consent, Participant cannot participate in the Plan. This would not affect Participant’s salary as an Employee, or his or her career; Participant would merely forfeit the opportunities associated with the Plan.

(f)    Data Subject Rights. Participant has a number of rights under data privacy laws in his or her country. Depending on where Participant is based, his or her rights may include the right to (a) to request access or copies of personal data the Company’s processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) to lodge complaints with competent authorities in his or her country, and/or (g) a list with the names and addresses of any potential recipients of his or her personal data. To receive clarification regarding Participant’s rights or to exercise his or her rights please contact privacy.questions@autodesk.com.

If Participant agrees with the data processing practices as described in this notice, he or she should declare his or her consent by clicking “Accept” on the E*TRADE award acceptance page.

26. Currency Exchange Risk. Participant agrees and acknowledges that Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Award, including without limitation the settlement of the Award or sale of the Shares (the “Currency Exchange

Risk”). Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

27. Exhibit B. Notwithstanding any provisions in this Agreement, the Restricted Stock Units shall be subject to any applicable country-specific provisions set forth in Exhibit B to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

28. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

29. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

30. Waiver. Participant acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

31. Insider-Trading/Market-Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and Participant’s country or his or her broker’s country, if different, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow Employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Autodesk, Inc. Insider Trading Policy. Participant is responsible for complying with any applicable restrictions, and should speak to Participant’s personal legal advisor and/or the Company’s Legal Department for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.

32. Foreign Asset/Account Reporting Requirements and Exchange Controls. Participant acknowledges that Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant is advised to consult Participant’s personal legal advisor for any details.

Exhibit B

COUNTRY-SPECIFIC PROVISIONS TO THE
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
under the AUTODESK, INC.
2022 EQUITY INCENTIVE PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Autodesk, Inc. (the “Company”) 2022 Equity Incentive Plan (the “Plan”) if Participant works and/or resides in one of the countries listed below. Capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Grant (the “Notice”) and/or the Terms and Conditions of Restricted Stock Unit Agreement (the “Agreement”).

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employer and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

Notifications

This Exhibit B also includes information regarding securities laws, exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities laws, exchange controls and other laws in effect in the respective countries as of May 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest, or Participant sells the Shares acquired upon vesting of the Restricted Stock Units under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country(ies) may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not apply in the same manner.

ALL COUNTRIES

Notwithstanding the provisions of the Agreement, if the Company or the Employer develops a good faith belief that any provision may be found to be unlawful, discriminatory or against public policy in any relevant jurisdiction, then the Company in its sole discretion may choose not to apply such provision to the Award, nor any Award grant in Participant’s jurisdiction.

ARGENTINA

Terms and Conditions

Labor Law Acknowledgement. This provision supplements Section 24 of the Agreement.

In accepting the Award, Participant acknowledges and agrees that the grant of Restricted Stock Units is made by the Company (not the Employer) in its sole discretion and the value of the Restricted Stock Units or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, Participant acknowledges and agrees that such benefits shall not accrue more frequently than on each Restricted Stock Units vesting date. Participant further acknowledges and agrees the Restricted Stock Units are an extraordinary benefit, which for labor law purposes (e.g. thirteenth month salary, Christmas bonuses, or similar payments) are valued at the fair market value of the Shares on the date of vesting, when the Shares are delivered to the Participant. A portion of such value may be deducted, to be taken into account for thirteenth month salary purposes as of the month in which the vesting occurs if required under local law.

Notifications

Securities Law Information. Neither the Restricted Stock Units nor the underlying Shares are publicly offered, listed on any stock exchange in Argentina, or registered with the Argentine Securities Commission (Comisión Nacional de Valores).

Exchange Control Information. Because Participant is not required to purchase foreign currency and remit funds out of Argentina to acquire Shares under the Plan, local exchange control restrictions should not apply. Notwithstanding the foregoing, Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with this Award. Argentine residents should consult with their personal advisor to confirm what will be required (if anything) as the exchange control rules and regulations are subject to change without notice.

AUSTRALIA

Terms and Conditions

Form of Settlement. Notwithstanding Section 2 or any other provision of this Agreement, (a) the Restricted Stock Units may not be settled in cash; and (b) the vesting of Restricted Stock Units may be accelerated by the Administrator only upon the death or total permanent disablement of Participant, and to the extent permitted by Applicable Law.

A Participant will cease to be an employee for the purposes of the Plan (incorporating this Agreement) if he or she is no longer an “Employee” as defined in the Plan, or Participant is no longer employed by any of the following: (a) Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (b) a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (c) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; or (d) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth) of a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units.

Tax Information: The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

Australia Class Order Exemption. The offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under a Class Order issued by the Australian Securities and Investments Commission. Participant’s right to purchase Shares is subject to the terms and conditions set forth in the Australia Offer Document, which is attached hereto as Exhibit C, the Plan and the Agreement, including this Exhibit B.

Notifications

Exchange Control Information. If Participant is an Australian resident, exchange control reporting is required for cash transactions exceeding A$10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report.

AUSTRIA

Notifications

Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year.

If Participant sells Shares, or receives any cash dividends, Participant may have exchange control obligations if Participant holds the cash proceeds outside of Austria. If the transaction volume of all of Participant’s accounts abroad meets or exceeds a certain threshold, Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

There are no country-specific provisions.

BRAZIL

Terms and Conditions

Compliance with Law. In accepting the Award, Participant agrees to comply with all applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units and issuance or sale of Shares acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgement. In accepting the Award, Participant agrees that he or she is (i) making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

Further, Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to Participant under the Plan are unrelated to their employment or service; (ii) the Plan is not a part of the terms and conditions of their employment or service; and (iii) the income from Participant’s participation in the Plan, if any, is not part of Participant’s remuneration from employment or service.

Notifications

Exchange Control Information. If Participant is a resident or domiciled in Brazil, he or she will be required to submit annually a declaration of assets and rights (including Shares issued upon settlement of the Restricted Stock Units) held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights held abroad is equal to or exceeds a threshold that is established annually by the Central Bank. Further, if Participant is a resident or domiciled in Brazil, and transfers funds into Brazil (e.g., proceeds from the sale of Shares), he or she is required to transfer such funds through a duly authorized bank and provide any requested supporting documents to the bank. If the value of the Shares received under the Plan exceeds a certain threshold, Participant must report the Shares acquired in the assets and rights section of the annual Natural Person Income Tax Return typically due by the last business day of April. By accepting the Award, Participant acknowledges that it is his or her responsibility to comply with the Brazilian exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from his or her failure to comply with applicable exchange control laws. Participant should consult with his or her personal legal advisor to ensure compliance with applicable Brazilian regulations.

CANADA

Terms and Conditions

Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Distribution after Vesting. Section 6 of the Agreement shall be deleted in its entirety and replaced with the following language:
Any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to Section 9 and the other provisions of the Agreement. Any Restricted Stock Units that vest in accordance with Section 4 will be settled at the time(s) provided in Section 4, subject to Section 9 and the other provisions of the Agreement.

Nature of Grant. This provision replaces Section 24(g) of the Agreement:
Except to the extent explicitly required under local employment standards legislation, the Restricted Stock Unit Award, and any Shares acquired under the Plan, and the income and value of same, is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

Nature of Grant. This provision replaces Section 24(n)(iii) of the Agreement:
Except to the extent explicitly required under local employment standards legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Restricted Stock Units, Participant agrees not to institute any claim against the Company, the Employer or any of the other Subsidiaries or affiliates.

Vesting/Termination. The following provision supplements Section 5 and replaces 23(a) of the Agreement:

For purposes of the Agreement, except to the extent expressly provided in the Agreement or expressly required by applicable legislation, in the event Participant ceases his or her employment or service relationship with the Company or Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), Participant’s right to vest in the Restricted Stock Units will terminate as of the date that is the earliest of: (a) the date Participant is no longer employed or providing services to the Company or Employer, (b) the date Participant receives written notice of termination of employment, or (c) the date written notice of termination is delivered to Participant's last known address (together, the “Termination Date”). Except to the extent explicitly required by applicable legislation, the Termination Date will exclude any notice period or period of pay in lieu of such notice required under statute, contract, common/civil law or otherwise. Participant will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which their right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. In case of any dispute as to whether termination of employment has occurred that cannot be reasonably determined under the Agreement and the Plan, the Administrator shall have the sole discretion, subject to applicable legislation, to determine whether such termination of employment has occurred and the effective date of such termination.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the last day of their minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of their statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

The following terms and conditions will apply if Participant is a resident of Quebec:

Data Privacy. The following provision supplements section 25 of the Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent or Subsidiary and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file. Participant acknowledges and agrees that his or her personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, Participant acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

Notifications

Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed on the Nasdaq Global Select Market.

CHINA

The following terms and conditions apply if Participant is subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion.

Terms and Conditions

Vesting. Notwithstanding anything to the contrary in the Plan or this Agreement, unless otherwise determined by the Company, the Restricted Stock Units will not vest and no Shares will be issued to Participant unless and until all necessary exchange control or other approvals with respect to the Restricted Stock Units under the Plan have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the Restricted Stock Units are scheduled to vest in accordance with the vesting schedule set forth in this Agreement, unless otherwise determined by the Company, Participant will receive a vesting credit for the Restricted Stock Units that would have vested once SAFE Approval is obtained (the “Actual Vesting Date”). Unless otherwise determined by the Company, if Participant’s status as an Employee terminates prior to the Actual Vesting Date, Participant shall not be entitled to vest in any portion of the Restricted Stock Units and the Restricted Stock Units shall be forfeited without any liability to the Company, the Employer or any Subsidiary or affiliate of the Company.

Sale Requirement. Notwithstanding any provisions concerning the conversion of Restricted Stock Units and issuance of Shares set forth in this Agreement and the Plan, due to exchange control laws in China, Participant agrees that the Company reserves the right to require the immediate sale of any Shares issued upon settlement of the Restricted Stock Units. Participant understands and agrees that any such immediate sale of Shares will occur as soon as is practical following settlement of the Restricted Stock Units. Alternatively, if the Shares are not immediately sold upon settlement of the Restricted Stock Units, the Company will require the sale of any Shares Participant may then hold within six (6) months (or such other period as may be required under applicable legal or exchange control requirements) following the termination of Participant’s employment with the Company including its Subsidiaries.

Participant agrees that the Company is authorized to instruct such designated broker as may be selected by the Company to assist with the sale of the Shares on Participant’s behalf pursuant to this authorization, and Participant expressly authorizes such broker to complete the sale of such Shares. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that he or she shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the Shares, Participant will receive the cash proceeds from the sale, less any applicable Tax-Related Items, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

Participant acknowledges that such designated broker as may be selected by the Company is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the settlement date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to Participant may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining his or her liability for Tax-Related Items). Participant understands and agrees that the Company is not responsible for the amount of any loss that he or she may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Restricted Stock Units are not immediately sold, Participant acknowledges that he or she is required to maintain the Shares in an account as may be selected by the Company until the Shares are sold through such Company-designated broker (as further detailed below).

Exchange Control Requirements. Participant understands and agrees that, pursuant to local exchange control requirements, he or she will be required to immediately repatriate the cash proceeds from the sale of Shares and any cash dividends paid on such Shares to China. Participant further understands that, under local law, such repatriation of his or her cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other parent or Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of Shares or any cash dividends paid on such Shares may be transferred to such special account prior to being delivered to him or her.

The proceeds may be paid to Participant in US dollars or local currency at the Company’s discretion. In the event the proceeds are paid to Participant in US dollars, he or she understands that he or she will be required to set up a US dollar bank account in China and provide the bank account details to his or her Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and/or conversion date and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are received and the time the proceeds are distributed through any such special exchange account. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

Terms and Conditions

Labor Law Acknowledgement. This provision supplements Section 24 of the Agreement:

Participant expressly acknowledges that, pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Restricted Stock Units and any payments Participant receives pursuant to the Restricted Stock Units are wholly discretionary and are a benefit of an extraordinary nature that do not exclusively depend on Participant’s performance. Accordingly, the Plan, the Restricted Stock Units and related benefits do not constitute a component of Participant’s “salary” for any legal purpose, including for purposes of calculating any and all labor benefits, such as fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions, or any other outstanding employment-related amounts, subject to the limitations provided in Law 1393/2010.

Notifications

Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange requirements in connection with the Restricted Stock Units, any Shares acquired and funds remitted into Colombia in connection with the Plan. This may include, among others, reporting obligations to the Central Bank (Banco de la República) and, in certain circumstances, repatriation requirements. Participant is responsible for ensuring his or her compliance with any applicable requirements and should speak to his or her personal legal advisor on this matter.

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

COSTA RICA

There are no country-specific provisions.

CROATIA

Exchange Control Information. Croatian residents may be required to report any acquisition of foreign securities (such as Shares) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, Participant should consult their personal legal advisor to ensure compliance with current regulations. It is Participant’s responsibility to comply with Croatian exchange control laws.

CZECH REPUBLIC

Notifications

Exchange Control Information. Proceeds from the sale of Shares, any dividends paid on such Shares may be held in a cash account abroad and Participant is no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies Participant specifically that such reporting is required. Upon request of the CNB, Participant may need to file a notification within fifteen (15) days of the end of the calendar quarter in which Participant acquires Shares. However, because exchange control regulations change frequently and without notice, Participant should consult his or her personal legal advisor prior to vesting to ensure compliance with current regulations.

DENMARK

Terms and Conditions

Danish Stock Option Act. By participating in the Plan, Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, to the extent the Danish Stock Option Act applies to the Restricted Stock Units.

Securities/Tax Reporting Information. Participant must report the foreign bank/broker accounts and their deposits, and Shares held in a foreign bank or broker in his or her tax return under the section on foreign affairs and income.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

French-qualified Restricted Stock Units. The Restricted Stock Units are intended to qualify for the favorable tax and social security regime in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. Certain events may affect the status of the Restricted Stock Units as French-qualified Restricted Stock Units, and the French-qualified Restricted Stock Units may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units, the favorable tax and social security treatment will not apply, and the Participant will be required to pay his or her portion of social security contributions resulting from the Restricted Stock Units (as well as any income tax that is due).

Plan Terms. The Restricted Stock Units are subject to the terms and conditions of the Plan and the Rules of the Autodesk, Inc. 2022 Equity Incentive Plan for grants to Participants in France (the “French Sub-plan”). To the extent that any term is defined in both the Plan and the French Sub-plan, for purposes of this grant of a French-qualified Restricted Stock Units, the definitions in the French Sub-plan shall prevail.

Vesting. This provision supplements Section 3 in the Agreement:
Except in the event of the Participant’s death to benefit from the favorable tax and social security regime, no vesting shall occur prior to the first anniversary of the Grant Date, or such other minimum period as required for the vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or relevant Sections of the French Tax Code or the French Social Security Code, as amended.

Death of Participant. This provision replaces Section 7(b) in the Agreement:
Subject to Section 7(c), in the event of the death of Participant during the term of this Award and while an Employee, all unvested Restricted Stock Units that are Time-Based RSUs shall vest in full as of the date of death and will become fully transferable to the heirs of Participant. Notwithstanding the foregoing, in the event of Participant’s death, Participant’s heirs are entitled to request that the number of Shares corresponding to the unvested Restricted Stock Units as of the date of Participant’s death be delivered to them, provided such request is made within six (6) months following the date of Participant’s death. If Participant’s heir do not request the delivery of the Shares within six (6) months following Participants death, the Restricted Stock Units will be forfeited.

Restrictions on the Sale or Transfer of Shares. Participant must not sell or otherwise dispose of the Shares until the second anniversary of the Grant Date or such other period as is required to comply with the minimum holding period applicable to shares underlying the French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended or the relevant sections of the French Tax Code or the French Social Security Code, as amended. The minimum holding period applies even after Participant is no longer an employee of the French Entity, except in the case of Participant’s death or Disability. Additionally, Participant shall not sell the Shares during certain Closed Periods, as defined in the French Sub-Plan, to the extent such Closed Period for French-Qualified Restricted Stock Units apply.

Disqualification of French-Qualified Restricted Stock Units. If the French-qualified Restricted Stock Units are otherwise modified or adjusted in a manner in keeping with the Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of the French Sub-plan or is contrary to French rules, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units, the Administrator may, provided it is authorized to do so under the Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of the Shares which may have been imposed under the French Sub-plan and this Agreement.

Language Consent. By accepting the Award, Participant confirms having read and understood the Plan and Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Exchange Control Information. Participant must declare to the customs and excise authorities any cash or securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds a certain amount.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant makes or receives a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Plan), he or she must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” available via the Bank’s website (www.bundesbank.de). In addition, Participant may be required to report the acquisition of securities if the value of the securities acquired exceeds €12,500 to the Bundesbank via email or telephone.

HONG KONG

Terms and Conditions

Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Securities Law Compliance. Participant acknowledges and agrees that any and all Shares allotted or issued pursuant to the terms and conditions of the Plan are issued to Participant for his/her own account and not with a view to all or any of those Shares being offered for sale to the public. Participant may not sell or offer to sell any Shares issued to him or her within six months following the Date of Grant. By accepting the Restricted Stock Units, Participant acknowledges and agrees that he or she is bound by the provisions of the certificate of incorporation or bylaws of the Company, as amended (including any provisions restricting the sale or transfer of such Shares) and the Plan and that any subsequent sale or transfer of the Shares must be undertaken in accordance with all Applicable Laws and regulations and that no documentation issued by the Company to Participant in respect of the Restricted Stock Units or the Shares may be disseminated or disclosed to any person at any time.

Notification

Securities Law Notification. WARNING: The contents of this Agreement, the Plan and any other incidental communication materials distributed in connection with the Restricted Stock Units have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the Award. If Participant is in any doubt about any of the contents of this Agreement, including this

Exhibit B, the Plan any other incidental communication materials distributed in connection with the Restricted Stock Units, Participant should obtain independent professional advice.

The Restricted Stock Units and Shares that may be issued in respect of the Restricted Stock Units have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.

This Agreement, including this Exhibit B, and the information contained herein may not be used other than by Participant and may not be reproduced in any form or transferred to any person in Hong Kong. This Award is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that the Restricted Stock Units or the Shares be offered for sale to the public in Hong Kong.

HUNGARY

There are no country-specific provisions.

INDIA

Notifications

Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan and any cash dividends to India and convert the proceeds into local currency within such time as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.

INDONESIA

Terms and Conditions

Language Consent and Information. A translation of the documents relating to this grant (i.e., the Plan and the Agreement) into Bahasa Indonesia can be provided to Participant upon request to the Company at Stock.Administrator@autodesk.com. By accepting the grant of Restricted Stock Units, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Notice of Grant, the Agreement (including Exhibit A and B thereof) and the Plan) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Notifications

Exchange Control Information. In general, no exchange control approvals are required in Indonesia. However, foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding US$25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. If there is a change of position of any the foreign asset held (including Shares acquired under the Plan), Participant must report this change in position (i.e., sale of Shares) to the Bank of Indonesia no later than the 15th day of the month following the change in position. If Indonesian residents remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia. For transactions of US$10,000 or more (or its equivalent in other currency), a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Indonesian residents by the bank through which the transaction is made.

IRELAND

There are no country-specific provisions.

ISRAEL

Terms and Conditions

The following provisions apply to Participants who are in Israel on the Date of Grant.

Grant. Section 1 of the Agreement shall be supplemented to add the following language at the end thereof:
References to the Plan will be deemed to include the Sub-plan for Israeli Participants (the “Sub-plan”). The Restricted Stock Units are granted as a 102 Capital Gains Track Grant, subject to the terms and conditions of Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance (New Version) – 1961 (the “ITO”), the Plan and the Trust Agreement (“Trust Agreement”), entered into between the Company and ESOP Management and Trust Services Ltd. (the “Trustee”). References to the issuance of Shares to Participant shall be deemed to include the words “or the Trustee”. References to “Applicable Law” shall be deemed to include Section 102 of the ITO.

Section 102 Compliance. By accepting this Restricted Stock Unit Award, Participant acknowledges and agrees that: (a) the Award is granted under and governed by the Plan, Sections 102(b)(2) and 102(b)(3) of the ITO and the Rules promulgated in connection therewith, and the Trust Agreement; (b) the Shares issued upon vesting of the Restricted Stock Units will be issued to the Trustee to hold on behalf of Participant, pursuant to the terms of Section 102 of the ITO and the Trust Agreement; (c) Participant agrees to the terms of the Section 102 Confirmation Letter, attached hereto as Exhibit D, and (d) Participant is familiar with the terms and provisions of the ITO, particularly the “Capital Gains Track” described in Sections 102(b)(2) and 102(b)(3) thereof, and will not require the Trustee to release or sell the Restricted Stock Units or Shares during the Required Holding Period (defined in the Sub-plan), unless permitted to do so by Applicable Law.

Distribution after Vesting. Section 6 of the Agreement shall be deleted in its entirety and replaced by the following language:

The Shares will be issued in the name of the Trustee as required by Applicable Law to qualify under Section 102 of the ITO, for the benefit of Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Trustee will hold the Shares for the Required Holding Period, as set forth in the Sub-Plan. Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan and the Sub-Plan, or any Shares issued to the Trustee hereunder. Participant hereby confirms that s/he shall execute any and all documents that the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and, in particular, the Rules.

Responsibility for Taxes. Section 8 of the Agreement shall be supplemented by the following language:
To the extent required by Applicable Law on any date Participant is required to recognize taxable income with respect to the Restricted Stock Units, Participant will be required to pay, and the Trustee and/or the Company will withhold any Tax-Related Items which will enable the Company and/or the Trustee to satisfy its obligation to withhold any Tax-Related Items arising on such date Participant is required to recognize taxable income with respect to the Restricted Stock Units. The Company, in its sole discretion, may, to the extent permitted by Applicable Law, require or otherwise allow the Trustee or the Company to withhold and/or Participant to pay such Tax-Related Items by (i) withholding cash from Participant’s account at the broker designated by the Company for such purpose, (ii) selling of sufficient Shares on the date Participant is required to recognize taxable income with respect to the Restricted Stock Units, (iii) deductions from compensation payable to Participant or (iv) any other method permitted by Applicable Law.

In the event Participant disposes of any Shares issued upon vesting of the Restricted Stock Units prior to the expiration of the Required Holding Period, Participant acknowledges and agrees that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, Participant acknowledges and agrees that Participant will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).

Participant further agrees that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to Participant in connection with the Units granted under the Sub-Plan.

Address for Notices. Section 11 of the Agreement shall be deleted in its entirety and replaced by the following language:

Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, The Landmark @ One Market, 1 Market Street, Suite 400, San Francisco, CA 94105 U.S.A., or at such other address as the Company may hereafter designate in writing, unless otherwise expressly instructed by the Company or the Trustee with respect to a specific type of notice.

Data Privacy. Section 25 of the Agreement shall be supplemented by the following language:
Without derogating from the scope of Section 25 of the Agreement, Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
The following provisions apply to Participants who permanently transfer to Israel after the Date of Grant.

Mandatory Sale Restriction. To facilitate compliance with local tax requirements, Participant agrees to the sale of any Shares to be issued to him or her upon settlement of the Restricted Stock Units. The sale may occur (i) immediately upon settlement, (ii) following Participant’s termination of employment, or (iii) within any other time frame as the Company determines to be necessary to comply with local tax requirements. Participant further agrees the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on his or her behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Participant further agrees any Shares to be issued to him or her shall be deposited directly into an account with the Company’s designated broker. The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to Participant under the Plan, whether or not he or she continues to be employed by the Company or any parent or Subsidiary.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting the Award, Participant acknowledges he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Exhibit B, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Exhibit B.

Participant further acknowledges having read and specifically approves the following sections of the Agreement: Section 3 (Vesting Schedule), Section 5 (Forfeiture upon Termination of Service as a an

Employee), Section 7 (Disability or Death of Participant), Section 8 (Responsibility for Taxes), Section 24 (Nature of Grant), Section 14 (Additional Conditions to Issuance of Stock), Section 17 (Electronic Delivery), Section 22 (Governing Law), Section 23 (Language); Section 25 (Data Privacy Information and Consent), and Section 30 (Insider Trading Restrictions/Market Abuse Laws).

JAPAN

There are no country-specific provisions.

JORDAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

MALAYSIA

Terms and Conditions

Responsibility for Taxes. This provision replaces Section 8 of the Agreement in its entirety:

As a condition of grant, Participant hereby elects to pay any and all income tax due on the benefits derived from the Restricted Stock Units and/or the receipt of Shares upon vesting of the Restricted Stock Units (“Taxes on RSUs”) directly to the Malaysian Inland Revenue Board and report such benefits on his or her annual tax return for the relevant year of the tax assessment. Participant further understands and agrees that by making this election, the Company and the Employer will not withhold any taxes pursuant to the Income Tax (Deduction of Remuneration) Rules 1994 in respect of the Taxes on RSUs, and Participant acknowledges and agrees that the ultimate liability for all Taxes on RSUs is and remains Participant’s responsibility.

Further, if Participant becomes subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for the Taxes on RSUs in any relevant jurisdiction outside Malaysia and may do so in the manner set forth in the Agreement.

This election will remain in effect unless and until Participant actively cancels the election by notifying the Employer in writing and the Employer confirms receipt of such cancellation notice.

Data Privacy. This provision replaces Section 25 of the Agreement in its entirety:

Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Plan participation materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by same in assisting in the implementation, administration and management of Participant’s participation in the Plan.

Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of Participant’s participation in the Plan, details of all Restricted Stock Units or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Restricted Stock Units are deposited. Participant acknowledges that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to Participant’s country, which may not give the same level of protection to Data. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, HRGC APAC, whose contact details are hrgc.apac@autodesk.com. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to grant future Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

Notifikasi Privasi Data. Peruntukan ini menggantikan Seksyen 25 dalam Perjanjian Anugerah secara keseluruhan :

Pesertadengan ini secara eksplisit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa bahan Pelan penyertaan oleh dan di antara Majikan, Syarikat dan mana-mana Syarikat Induk atau Anak Syarikat atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan tersebut.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan tersebut, butir-butir semua Unit-unit Saham Terbatas atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.

Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham yang lain sebagaimana yang dipilih oleh Syarikat dari semasa ke semasa, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang mendepositkan Saham-Saham yang diperolehi melalui penyelesaian Unit-unit Saham Terbatas. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Pesertafaham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya . Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tesebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya , di mana butir-butir hubungannya adalah hrgc.apac@autodesk.com. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjayanya dengan Majikan tidak akan terjejas; satunya akibat buruk jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan Unit-unit Saham Terbatas pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tesebut. Untuk maklumat lanjut mengenai akibat keengganan untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya .

Notifications

Director Notification Obligation. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Restricted Stock Units, Shares, etc.) in the Company or any related company. This notification must be made within fourteen (14) days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Terms and Conditions

Plan Document Acknowledgement. This provision supplements Section 24 of the Agreement:

By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Exhibit B, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Exhibit B. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” Section of the Agreement, which clearly provide as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis; and

(3) Participant’s participation in the Plan is voluntary.

Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that Autodesk, Inc., with registered offices at The Landmark @ One Market, 1 Market Street, Suite 400, San Francisco, CA 94105 U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship or service contract between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Employer, and do not form part of the employment conditions and/or benefits provided by the Company or any Subsidiary, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Términos y Condiciones
Documento de Reconocimiento del Plan. Esta disposición suplementa la Sección 24 del Contrato:

Al aceptar las Unidades de Acción Restringida, el Participante reconoce que ha recibido una copia del Plan y del Contrato, incluyendo este Anexo B, que ha sido revisado por el Participante. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Contrato, incluyendo este Anexo B. El Participante también reconoce que ha leído y específica y expresamente aprueba los términos y condiciones establecidos en la Sección del Contrato intitulada “Naturaleza del Otorgamiento”, que claramente establece lo siguiente:

(1) La participación del Participante en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de manera totalmente discrecional; y

(3) La participación del Participante en el Plan es voluntaria.

Reconocimiento de Ley Laboral y Declaración de Política. Al aceptar las Unidades de Acción Restringida, el Participante reconoce que Autodesk, Inc., con oficinas registradas en The Landmark @ One Market, 1 Market Street, Suite 400, San Francisco, CA 94105, EE.UU., es únicamente responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acción Restringida y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral o un contrato de servicio entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por la Compañía o cualquier Subsidiaria de la Compañía, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.

Además, el Participante entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna para con el Participante.

Finalmente, el Participante en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, sus Subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.

Notifications

Securities Law Information. Any Restricted Stock Units offered under the Plan and the Shares underlying the Restricted Stock Units have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan and any other document relating to any Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant only because of their existing relationship with the Company and its Subsidiaries and affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries and affiliates, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

Securities Law Information. Warning: This is an offer of rights to receive Shares upon vesting of the Restricted Stock Units subject to the terms of the Plan and this Agreement. Restricted Stock Units give the Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid on the Shares.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. Participant may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment.

Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.

A copy of the Company’s latest annual report and most recent published annual financial statements are available online at www.sec.gov/, as well as on the Company’s website at http://investors.autodesk.com.
As noted above, Participant is advised to carefully read the materials provided before making a decision whether to participate in the Plan. Participant is also encouraged to contact his or her tax advisor for specific information concerning Participant’s personal tax situation with regard to Plan participation.

NORWAY

Notifications

Exchange Control Information. In general, Participant should not be subject to any foreign exchange requirements in connection with the acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

PHILIPPINES

Notifications

Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code. Section 10.1(k) of the Philippine Securities Regulation Code provides as follows:

“Section 10.1 Exempt Transactions – The requirement of registration under Subsection 8.1 shall not apply to the sale of any security in any of the following section;

[. . .]

“(k) The sale of securities by an issuer to fewer than twenty (20) persons in the Philippines during any twelve-month period.”

THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov/, as well as on the Company’s website at http://investors.autodesk.com. In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting john.clancy@autodesk.com.

Participant acknowledges he or she is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market in the United States of America.

POLAND

Notifications

Exchange Control Information. Polish residents are required to transfer funds (e.g., in connection with the sale of Shares) through a bank in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000 unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply). Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

PORTUGAL

Terms and Conditions

Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

Notifications

Exchange Control Information. If Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, Participant will be responsible for submitting the report to the Banco de Portugal.

ROMANIA

Terms and Conditions

Vesting Schedule. Notwithstanding Section 3 of the Agreement and the vesting provisions set forth in the Notice of Grant, Participant’s Restricted Stock Units will not vest prior to one year anniversary of the Date of Grant.

Notifications

Exchange Control Information. Romanian residents are not required to seek authorization from the National Bank of Romania to participate in the Plan nor to obtain special authorization to open and operate a foreign bank account in order to deposit any dividends received or the proceeds from the sale of Shares. However, Participant may be required to provide the Romanian bank to which he or she transfers such proceeds with appropriate documentation regarding the source of the income may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Romanian residents should consult their personal advisor to determine whether they will be required to submit such documentation to the Romanian bank.

SINGAPORE

Terms and Conditions

Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.

Securities Law Information. The Award is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not being granted to Participant with a view to the Shares acquired from the Award being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the grant of the Award is subject to section 257 of the SFA and Participant should not sell, or offer to sell, any Shares acquired pursuant to the award in Singapore, unless such sale or offer is made (i) after six months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

To the extent Participant sells, offers to sell or otherwise disposes of Shares acquired through the Plan within six months of the Date of Grant, Participant is permitted to dispose of such Shares through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market in the United States of America.

Notifications

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singaporean Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or a Subsidiary or related entity. In addition, Participant must notify the Singaporean Subsidiary when he or she sells any Shares (including when Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or related entity. In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary or related entity within two (2) business days of becoming a director, associate director or shadow director of a parent, Subsidiary or affiliate in Singapore. Participant understands if he or she is the Chief Executive Officer (“CEO”) of the Company’s Subsidiary or affiliate in

Singapore and the above notification requirements are determined to apply to the CEO of the Company’s Subsidiary or affiliate in Singapore, the above notification requirements also may apply to Participant.

SPAIN

Terms and Conditions

Termination of Employment. For purposes of the Award, a termination of employment includes any termination that is deemed an “unfair dismissal” or a “constructive dismissal.”

Labor Law Acknowledgement. As a condition of receipt of the Award, Participant acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Award and the underlying Shares is unknown and unpredictable. In addition, Participant understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Participant understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Award shall be null and void.

Furthermore, Participant understands that the Award is a conditional right. Except as determined by the Committee or as provided in the Agreement, Participant shall forfeit any unvested Award upon termination of employment. The terms of this provision apply even if Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”).

Notifications

Exchange Control Information. Participant must declare the acquisition and sale of Shares to the Dirección General de Comercio e Inversiones (“DGCI”) for statistical purposes. Participant also must declare the ownership of any Shares with the DGCI each January while the Shares are owned, unless the amount of Shares acquired or sold exceeds the applicable threshold (currently €1,502,530), or Participant holds 10% or more of the share capital of the Company or other such amount that would entitle Participant to join the Board, in which case the filing is due within one month after the sale.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds) in excess of €50,000, Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 8 of the Agreement:
Without limiting the Company’s and the Employer's authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Agreement, in accepting the Restricted Stock Units, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. Because the grant of Restricted Stock Units is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this Agreement nor any other materials relating to the Restricted Stock Units (1) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (2) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (3) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

Notifications

Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including funds to purchase or proceeds from the sale of Shares) into and out of Taiwan, through an authorized foreign exchange bank, up to US$5 million per year without submission of supporting documentation. If the transaction amount is TWD$500,000 or more in a single transaction, Taiwanese residents are required to submit a foreign exchange transaction form and if the transaction amount is US$500,000 or more in a single transaction, such residents may be required to provide supporting documentation to the satisfaction of the remitting bank. Participant is personally responsible for complying with exchange control restrictions in Taiwan.

THAILAND

Notifications

Exchange Control Information. If Participant realizes US$1,000,000 or more in a single transaction from the sale of Shares or the payment of dividends, he or she is required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand acting as an authorized agent within 360 days of repatriation. Further, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. Because exchange control regulations change frequently and without notice, Participant should consult his or her legal advisor before selling any Shares (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. Participant is personally responsible for complying with exchange control restrictions in Thailand.

TURKEY

Notifications

Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside Turkey, under the ticker symbol “ADSK” and the Shares may be sold through this exchange.

Exchange Control Information. Participant will likely be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such Shares, although this is less certain. As Participant is solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain, Participant should consult his or her personal legal advisor for further information regarding these requirements to ensure compliance.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. This Restricted Stock Unit Award has not been approved or licensed by the United Arab Emirates (“UAE”) Central Bank or any other relevant licensing authorities or governmental agencies in the UAE. This Restricted Stock Unit Award is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Award is being issued from outside the United Arab Emirates to a limited number of Employees of Autodesk Middle East (Representative Office) and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 8 of the Agreement:

Participant agrees to be liable for any Tax-Related Items and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on his or her behalf (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), Participant acknowledges that he or she may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by him or her, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to Participant on which additional income tax and National Insurance contributions may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any National Insurance contributions due on this additional benefit, which the Company or the Employer may recover from Participant by any of the means referred to in the Plan or Section 8 of the Agreement.